                                                                    EXHIBIT 10.6

                                 FIRST AMENDMENT
                                       TO
                       VIASAT, INC. 1993 STOCK OPTION PLAN

         Pursuant to the authority reserved to the Compensation Committee (the "Committee") of the Board of Directors of ViaSat, Inc. (the "Company") under
Section 3.3 of the ViaSat, Inc. 1993 Stock Option Plan (the "Plan"), the Committee hereby amends the Plan as follows:

         1. Section 3.1 of the Plan is amended to read, in its entirety, as follows:

                  The Company's Board of Directors ("Board") shall designate a committee ("Committee") to administer the Plan. In the absence of a Committee, the Plan shall be administered by the Board. The Committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

         2. Section 7.1 of the Plan is amended to read, in its entirety, as follows:

                  Subject to the provisions of Section 18, the period during which the right to exercise an Option in whole or in part vests in the holder of such Option ("Optionee") shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Committee otherwise provides in the term of an Option or otherwise, the Optionee may exercise such Option in accordance with a vesting schedule set forth hereafter:


                                                  Percentage of Total Options
                       Date                     Granted Which May be Exercised
                       ----                     ------------------------------
          1st anniversary from date of grant                  35%
          2nd anniversary from date of grant                  35%
          3rd anniversary from date of grant                  30%

         The date after which the Option may no longer be exercisable ("Expiration Date') shall be five (5) years after the Grant Date.

         3. In all other respects the Plan shall remain in full force and effect as originally adopted.